Exhibit 99.1

Senmiao Technology Announces Closing of $6.0 Million Registered Direct Offering

CHENGDU, China, June 21, 2019/ PRNewswire/ -- Senmiao Technology Limited (Senmiao) (NASDAQ: AIHS), an operator of an online lending marketplace connecting Chinese investors with individual and small-to-medium-sized enterprise borrowers, and a provider of automobile transactions and related services in China, announced today the closing of its previously announced registered direct offering to certain accredited investors of: (i) 1,781,361 shares of common stock at a price of $3.38 per share, (ii) for no additional consideration, 4-year Series A warrants to purchase up to an aggregate of 1,336,021 shares of common stock at an exercise price of $3.72 per share , and (iii) for nominal additional consideration, Series B warrants to purchase up to a maximum aggregate of 1,116,320 shares of common stock, for total gross proceeds of approximately $6.0 million.

After deducting the placement agent's commission and other offering expenses payable by the Company, the net proceeds to the Company were approximately $5.3 million. The Company intends to use the net proceeds of the offering for general corporate purposes, including automobile purchases, the costs of providing leasing and other automobile transaction services, including financial leasing, costs of developing other types of financing businesses, investments in other entities, costs of technology development, costs of new hires, capital expenditures, working capital and the costs of operating as a public company.  Additionally the Company will reserve at least $500,000 of the proceeds to be used solely to satisfy any reasonable legal, audit, accounting and other professional fees and expenses of the Company.

FT Global Capital, Inc. acted as the exclusive placement agent for this offering.

These securities are being offered through a prospectus supplement pursuant to the Company's effective shelf registration statement and base prospectus contained therein. A shelf registration statement on Form S-3 (Registration No. 333-230397) relating to these securities has been filed with the Securities and Exchange Commission (the "SEC") on March 19, 2019, and declared effective on April 15, 2019, and is available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Senmiao

Headquartered in Chengdu, Sichuan Province, Senmiao operates an online lending platform, which connects Chinese investors with individual and small-to-medium-sized enterprise borrowers. Senmiao also owns a majority interest in a Chinese automobile financial leasing services and automobile sales company offering sales, facilitation, purchase services, management, guarantee and other automobile transaction services. For more information about Senmiao, please visit: http://www.senmiaotech.com/index.

Cautionary Note Regarding Forward-Looking Statements

This press release of Senmiao Technology Limited (Senmiao) contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Chinese online P2P industry, the development of Senmiao’s automobile transaction and financing services and the Chinese vehicle financial leasing market, and Senmiao’s plans, objectives, goals, strategies, and performance, as well as the assumptions such statements and other statements that are not statements of historical facts. When Senmiao uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from Senmiao’s expectations, including, but not limited to, risks and uncertainties relating to the following:  the risk that the anticipated growth of the Company’s automobile transaction and financing services may not be realized; Senmiao’s future business development; product and service demand and acceptance; changes in technology; economic conditions; reputation and brand; the impact of competition and pricing; the impact of government regulations; fluctuations in general economic and business conditions in China and other risks expressed in reports filed by Senmiao with the U.S. Securities and Exchange Commission. For these reasons, among others, investors are cautioned not to place undue reliance on any forward-looking statements. Senmiao’s filings with the U.S. Securities and Exchange Commission are available for review at www.sec.gov. Senmiao undertakes no obligation to publicly revise any forward-looking statements to reflect changes in events or circumstances.

For more information, please contact:

At the Company:

Julie Zhu

Email: julie@ihongsen.com

Phone: +86-181-9085-0098

Investor Relations:

Tony Tian, CFA
Weitian Group LLC
Email: ttian@weitianco.com

Phone: +1-732-910-9692